Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

EXHIBIT 23.1

[ELLIOTT DAVIS, LLC]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 16, 2004 accompanying the consolidated financial statements included in the Annual Report of New Commerce Bancorp on Form 10-KSB for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of New Commerce Bancorp on Form S-8.

                     /s/ ELLIOTT DAVIS, LLC

Elliott Davis, LLC
Greenville, South Carolina
August 6, 2004